UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026 (February 17, 2026)

CATALYST CREW TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52543	26-3670551
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Av. Rómulo Gallegos con Av. Las Palmas

Edif. Torre Gerencial Los Andes

Caracas 1071, Venezuela

(Address of principal executive offices, including zip code.)

+1 787 476 2350

(Telephone number, including area code)

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Catalyst Crew Technologies Corp.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement

On February 17, 2026, Catalyst Crew Technologies Corp. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with its Chief Executive Officer, Kevin Rodan Levy (the “Seller”), pursuant to which the Company acquired certain assets, including intellectual property relating to an artificial intelligence-enabled healthcare analytics platform. The closing of the transactions contemplated by the APA occurred on or about February 20, 2026. The acquired assets include, among other things, proprietary software, machine learning models, datasets, and intellectual property, including certain patent registrations in Venezuela associated with the Company’s CardioAI, PulmoAI, and NeuroAI technologies.

On March 23, 2026, the Company entered into a Share Assignment Agreement with Seller pursuant to which the Company acquired one hundred percent (100%) of the issued and outstanding shares of Inversiones Long 33, C.A., a corporation organized under the laws of the Bolivarian Republic of Venezuela (the “Subsidiary”).

On April 7, 2026, the Seller entered into an Intellectual Property Assignment Agreement with the Subsidiary, pursuant to which certain intellectual property rights previously acquired by the Company pursuant to the APA were formally assigned to the Subsidiary, including:

•	CardioAI – Registration No. VEN-SAPI-2025-005287
•	PulmoAI – Registration No. VEN-SAPI-2025-009419
•	NeuroAI – Registration No. VEN-SAPI-2024-033782

The assignment of intellectual property to the Subsidiary was an internal reorganization step intended to align the Company’s operating structure in Venezuela. The Company previously acquired such intellectual property pursuant to the APA, and the assignment to the Subsidiary did not represent a new acquisition of intellectual property. No additional consideration was paid in connection with the assignment.

The foregoing descriptions of the Asset Purchase Agreement, Share Assignment Agreement, and Intellectual Property Assignment Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed or will be filed as exhibits.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On March 23, 2026, the Company completed the acquisition of one hundred percent (100%) of the issued and outstanding shares of Inversiones Long 33, C.A. pursuant to a Share Assignment Agreement with Kevin Rodan Levy. As a result of the foregoing, Inversiones Long 33, C.A. is a wholly-owned subsidiary of the Company. The Subsidiary was previously formed and is intended to serve as the Company’s operating entity in Venezuela and as part of its broader Latin American strategy.

Item 7.01 – Regulation FD Disclosure

On March 23, 2026, March 26, 2026, April 7, 2026, April 9, 2026, and April 13, 2026, the Company issued press releases announcing (i) the establishment of its operating structure, (ii) the assignment of intellectual property, and (iii) the introduction of its CardioAI, PulmoAI, and NeuroAI platforms, which form part of the Company’s artificial intelligence-enabled healthcare technology portfolio.

Copies of such press releases are available on publicly accessible platforms, including Yahoo Finance.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated February 17, 2026, by and between Kevin Rodan Levy and Catalyst Crew Technologies Corp.*
10.2	Share Assignment Agreement, dated March 23, 2026, by and between Kevin Rodan Levy and Catalyst Crew Technologies Corp.
10.3	Intellectual Property Assignment Agreement, dated April 7, 2026, by and between Kevin Rodan Levy and Inversiones Long 33, C.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

                *Previously filed as part of the Company’s Current Report on Form 8-K as filed with the SEC in February 25, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2026

CATALYST CREW TECHNOLOGIES CORP.

By:	/s/ Kevin Rodan Levy
Kevin Rodan Levy
Chief Executive Officer and Director

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